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                                                                   EXHIBIT 10.23

                              INDEMNITY AGREEMENT

     AGREEMENT dated as of ________________, 1999 by and between Virata Corporation, a Delaware corporation (the "Virata"), on the one hand, and
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___________________ (the "Indemnitee"), on the other.
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                                   RECITALS

     Indemnitee is a director and/or officer of Virata and/or an Affiliate Indemnitee (as hereinafter defined) of a Virata Affiliate (as defined below). Virata and Indemnitee recognize the high risk of litigation and other claims being asserted against directors and officers in today's environment.

     The Bylaws of Virata require Virata to indemnify its directors and officers as currently provided therein, and Indemnitee has been serving and continues to serve as a director and/or officer of Virata and/or an Affiliate Indemnitee of a Virata Affiliate in part in reliance on such provisions. The Bylaws of Virata permit Virata to purchase and maintain insurance or to furnish similar protection or make other arrangements (any such insurance, protection or arrangement, an "Indemnification Arrangement") on behalf of Indemnitee against
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personal liability (including, but not limited to, providing for Advanced
Amounts, as hereinafter defined) asserted against him or her or incurred by or on behalf of him or her in such capacity as a director or officer of Virata or as an Affiliate Indemnitee of a Virata Affiliate, or arising out of his or her status as such, whether or not Virata would have the power to indemnify him or her against such liability under the provisions of this Agreement or under the Delaware General Corporation Law (the "DGCL"), as it may then be in effect.
                                       ----

     In part to provide Indemnitee with specific contractual assurance of substantial protection against personal liability (regardless of, among other things, any amendment to or revocation of the aforementioned provisions of Virata's Bylaws or any change in the composition of Virata's Board of Directors or control of Virata), Virata desires to enter into this Agreement. DGCL
Section 145(f) expressly recognizes that the indemnification provisions of the DGCL are not exclusive of any other rights to which a person seeking indemnification may be entitled under the Certificate of Incorporation or Bylaws of Virata, or an agreement providing for indemnification, or a resolution of stockholders or directors, or otherwise, and the Bylaws of Virata expressly recognizes that the indemnification provisions of the Bylaws of Virata shall not be deemed exclusive of, and shall not affect, any other rights to which a person seeking indemnification may be entitled under any agreement, and this Agreement is being entered into pursuant to the Bylaws of Virata, as permitted by the DGCL.

     In order to induce Indemnitee to serve as a director and/or officer of Virata and/or and Affiliate Indemnitee of a Virata Affiliate, and in consideration of Indemnitee's so serving, Virata desires to hold harmless and indemnify Indemnitee and to make arrangements pursuant to which Indemnitee may be advanced or reimbursed expenses incurred by Indemnitee in certain proceedings, in every case to the fullest extent authorized or permitted by the DGCL, or any other applicable law, or by any amendment thereof or other statutory provisions authorizing or
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permitting such indemnification which are adopted after the date hereof (but, in the case of any such amendment, only to the extent that such amendment permits Virata to provide broader indemnification rights than the DGCL, or other applicable law, permitted Virata to provide prior to such amendment).

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and of Indemnitee's continuing to serve Virata as a director and/or officer and/or a Virata Affiliate as an Affiliate Indemnitee, the parties agree as follows:

     1.  Indemnification.  To the fullest extent allowed by law, Virata shall
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hold harmless and indemnify Indemnitee, his or her executors, administrators or assigns against any and all expenses, liabilities and losses (including, without limitation, investigation expenses, expert witnesses' and attorneys' fees and expenses, judgments, penalties, fines, amounts paid or to be paid in settlement any interest, assessments, or other charges imposed thereon and any federal, state, local or foreign taxes imposed as a result of actual or deemed receipt of any payment hereunder) actually incurred by Indemnitee (net of any related insurance proceeds or other amounts received by Indemnitee or paid by or on behalf of Virata on Indemnitee's behalf in compensation of such expenses, liabilities or losses) in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative or in arbitration, to which Indemnitee is a party or participant or is threatened to be made a party or participant (a "Proceeding"), as a plaintiff, defendant,
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respondent, witness or otherwise, based upon, arising from, relating to or by reason of the fact that Indemnitee: (a) is, was, shall be or shall have been a director and/or officer of Virata or (b) is or was serving, shall serve, or shall have served at the request of Virata as a director, officer, partner, trustee, fiduciary, employee or agent ("Affiliate Indemnitee") of another
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foreign or domestic corporation or non-profit corporation, cooperative, partnership, joint venture, trust, employee benefit plan, or other incorporated or unincorporated enterprise (each, a "Virata Affiliate"); or arising from or
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relating to any action or omission to act taken by Indemnitee in any of the foregoing capacities; provided, however, that, except as provided in Section 9(b) hereof, Virata shall indemnify Indemnitee in connection with a Proceeding initiated by Indemnitee only if such proceeding (or part thereof) was authorized by a two-thirds vote of the Board of Directors of Virata.

     Indemnitee shall be presumed to be entitled to such indemnification under this Agreement upon submission of a written claim pursuant to Section 4 hereof. Thereafter, Virata shall have the burden of proof to overcome the presumption that Indemnitee is so entitled. Such presumption shall only be overcome by a judgment or other final adjudication, after all appeals and all time for appeals has expired ("Final Determination"), which is adverse to Indemnitee and which
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establishes (a) that his acts were committed in bad faith, or were the result of active and deliberate dishonesty, and were material to the cause of action so adjudicated and (b) that Indemnitee in fact personally gained a financial profit or other advantage to which he was not legally entitled. If Indemnitee is not wholly successful in any Proceeding but is successful on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, Virata agrees to indemnify Indemnitee to the maximum extent permitted by law

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against all losses and expenses incurred by Indemnitee in connection with each successfully resolved claim, issue or matter. Neither the failure of Virata (including its Boards of Directors, legal counsel or stockholders) to have made a determination prior to the commencement of such Proceeding that indemnification of Indemnitee is proper in the circumstances because such person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by Virata (including its Board of Directors, its legal counsel or its stockholders) that Indemnitee has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. The purchase, establishment or maintenance of any Indemnification Arrangement shall not in any way diminish, restrict, limit or adversely affect the rights and obligations of Virata or of Indemnitee under this Agreement, except as expressly provided herein, and the execution and delivery of this Agreement by Virata and Indemnitee shall not in any way diminish, restrict, limit or adversely affect Indemnitee's right to indemnification from Virata or any other party or parties under any other Indemnification Arrangement, the Certificate of Incorporation or Bylaws of Virata, or the DGCL.

     2.  Period of Limitations.  No legal action shall be brought and no cause
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of action shall be asserted by or on behalf of Virata or any affiliate of Virata against Indemnitee, Indemnitee's spouse, heirs, executors, or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, or such longer period as may be required by applicable law under the circumstances. Any claim or cause of action of Virata or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action the shorter period shall govern.

     3.  Insurance.  Subject only to the provisions of this Section 3, as long
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as Indemnitee shall continue to serve as a director and/or officer of Virata (or shall continue at the request of Virata to serve as an Affiliate Indemnitee or a Virata Affiliate) and, thereafter, as long as Indemnitee shall be subject to any possible Proceeding by reason of the fact that Indemnitee was a director and/or officer of Virata and/or an Affiliate Indemnitee of a Virata Affiliate (or served in any of said other capacities), Virata shall, unless no such policies are available in any market, purchase and maintain in effect for the benefit of Indemnitee one or more valid, binding and enforceable policies (the "Insurance
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Policies") of directors' and officers' liability insurance ("D&O Insurance")
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providing adequate liability coverage for Indemnitee's acts as a director and/or officer of Virata or as an Affiliate Indemnitee of a Virata Affiliate. Virata shall promptly notify Indemnitee of any lapse, amendment or failure to renew said policy or policies or any provision thereof relating to the extent or nature of coverage provided thereunder. In the event any Virata does not purchase and maintain in effect said policy or policies of D&O Insurance pursuant to the provisions of this Section 3, Virata shall, in addition to and not in limitation of the other rights granted Indemnitee under this Agreement, hold harmless and indemnify Indemnitee to the full extent of coverage which would otherwise have been provided for the benefit of Indemnitee pursuant to the Insurance Policies.

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     4.  Claims for Payments.  Indemnitee shall have the right to receive from
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Virata on demand or, at his or her option, to have Virata pay promptly on his or her behalf, in advance of a Final Determination of a Proceeding, all amounts payable by Virata pursuant to the terms of this Agreement as corresponding amounts are expended or incurred by Indemnitee in connection with any Proceeding or otherwise (such amounts so expended or incurred being referred to as "Advanced Amounts"). In making any claim for payment by Virata of any amount,
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including any Advanced Amount, pursuant to this Agreement, Indemnitee shall submit to Virata a written request for payment (a "Claim") which includes a
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schedule setting forth in reasonable detail the dollar amount expended (or incurred or expected to be expended or incurred). Each item on such schedule shall be supported by the bill, agreement, or other documentation relating thereto, a copy of which shall be appended to the schedule as an exhibit.

     Where Indemnitee is requesting Advanced Amounts, Indemnitee must also provide an undertaking to repay such Advanced Amounts if a Final Determination is made that Indemnitee is not entitled to indemnification hereunder.

     5.  Section 16(b) Liability.  Notwithstanding anything herein to the
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contrary, Virata shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of Virata within the meaning of Section 16(b) of the Securities Exchange Act of 1934, and amendments thereto, or similar provisions of any state statutory law or common law.

     6.  Continuation of Indemnity.  All agreements and obligations of Virata
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contained herein shall continue during the period Indemnitee is a director and/or officer of Virata (or is serving at the request of Virata as an Affiliate Indemnitee of a Virata Affiliate) and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding by reason of the fact that Indemnitee was a director or officer of Virata or served as such an Affiliate Indemnitee of a Virata Affiliate.

     7.  Successors:  Binding Agreement.  This Agreement shall be binding on,
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and shall inure to the benefit of and be enforceable by, each of Virata's successors and assigns and by Indemnitee's personal or legal representatives, executors, administrators, successors, heirs, distributees, divisees and legatees. Virata shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Virata, by written agreement in form and substance reasonably satisfactory to Virata and to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Virata would be required to perform if no such succession or assignment had taken place.

     8.  Notification and Defense of Claim.  Promptly after receipt by
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Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against Virata under this Agreement, notify Virata of the commencement thereof, but the failure to so notify Virata will not relieve Virata from any liability which it may have to Indemnitee.
With respect to any such Proceeding:

          a. Virata shall be entitled to participate therein at its own expense;

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          b.  Except with prior written consent of Indemnitee, Virata shall not be entitled to assume the defense of any Proceeding; and

          c. Virata shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's prior written consent, which consent shall not be unreasonably withheld.

     Indemnitee shall not settle any Proceeding with respect to which Indemnitee has received indemnified amounts or Advanced Amounts without Virata's prior written consent, which consent shall not be unreasonably withheld.

     9.  Enforcement.
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         (a)  Virata has entered into this Agreement and assumed the obligations imposed on Virata hereby in order to induce Indemnitee to act as a director and/or officer of Virata and/or as an Affiliate Indemnitee of a Virata Affiliate and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

         (b) All expenses incurred by Indemnitee in connection with the preparation and submission of Indemnitee's request for indemnification hereunder shall be borne by Virata, unless Indemnitee is found in a Final Determination not to be entitled to such indemnification. In the event Indemnitee has requested payment of any amount under this Agreement and has not received payment thereof within thirty (30) days of such request, Indemnitee may bring any action to enforce rights or collect moneys due under this Agreement, and, if Indemnitee is successful in such action, Virata shall reimburse Indemnitee for all of Indemnitee's fees and expenses in bringing and pursuing such action. If it is determined that Indemnitee is entitled to indemnification for part (but not all) of the indemnification so requested, expenses incurred in seeking enforcement of such partial indemnification shall be reasonably prorated among the claims, issues or matters for which Indemnitee is entitled to indemnification for claims, issues or matter for which Indemnitee is not so entitled. Indemnitee shall be entitled to the advancement of such amounts to the full extent contemplated by Section 4 hereof in connection with such Proceeding.

     10. Separability.  If any provision or provisions of this Agreement shall
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be held to be invalid, illegal or unenforceable for any reason whatsoever, (a)
the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any sections or subsections of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of any section or subsections of this Agreement containing any such provisions held to be invalid, illegal or unenforceable shall be construed so as to give effect to the intent of the parties that Virata provide protection to Indemnitee to the fullest extent enforceable.

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     11. Miscellaneous.  No provision of this Agreement may be modified, waived
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or discharged unless such modification, waiver or discharge is agreed to in writing signed by Indemnitee and an authorized officer of Virata, designated by the Board of Directors of Virata. No waiver by either party at any time of any breach by the other party of, or of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof. Indemnitee may bring an action seeking resolution of disputes or controversies arising under, or in any way related to, this Agreement in the state or federal court jurisdiction in which Indemnitee resides or in which his place of business is located and in any related appellate courts, and Virata hereby consents to the jurisdiction of such courts and to such venue.

     12. Notices.  For the purposes of this Agreement, notices and all other
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communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

          If to Indemnitee:  ___________________

                             ___________________

                             ___________________

                             ___________________

          If to Virata:      Virata Corporation
                             2933 Bunker Hill Lane, Suite 201
                             Santa Clara, California 95954
                             Facsimile: (408) 566-___
                             Attention: Chief Executive Officer

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     13. Counterparts.  This Agreement may be executed in one or more
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counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     13. Effectiveness.  This Agreement shall be effective as of the day and
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year first above written.

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     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.

                                      VIRATA CORPORATION

                                      By:_______________________________
                                         Name:
                                         Title:


                                      INDEMNITEE


                                      __________________________________

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